Exhibit 99.1
News Release
Contact: Scott W. Holmes, Executive Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES SECOND QUARTER RESULTS
     NASHVILLE, Tennessee August 4, 2008 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2008. Revenues for the three months ended June 30, 2008 totaled $55.1 million, compared with the prior year’s $51.5 million. Revenues for the six months ended June 30, 2008 totaled $109.2 million, compared with the prior year’s $103.3 million. Income from continuing operations for the three months ended June 30, 2008 totaled $4.8 million, compared with the prior year’s $3.8 million. Income from continuing operations for the six months ended June 30, 2008 totaled $9.9 million, compared with the prior year’s $5.9 million.
     Net income for the second quarter of 2008 totaled $13.8 million, or $0.27 per diluted common share, versus $13.6 million, or $0.29 per diluted common share, for the second quarter of 2007.  Net income for the six months ended June 30, 2008 totaled $20.6 million, or $0.41 per diluted common share, compared with $50.0 million, or $1.05 per diluted common share for the six months ended June 30, 2007. Net income for the three and six months ended June 30, 2008, as compared to 2007, was affected by the disposition of the senior living assets and resulting gain in 2007.
     Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and is comprised primarily of net income and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share. FFO totaled $19.2 million, or $0.38 per diluted common share, for the second quarter ended June 30, 2008, compared with $18.9 million, or $0.40 per diluted common share, for the same period in 2007. FFO totaled $38.6 million, or $0.77 per diluted common share for the six months ended June 30, 2008, compared with the prior year’s $39.2 million, or $0.82 per diluted common share.
     Funds available for distribution for the second quarter of 2008 totaled $0.43 per diluted common share.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $1.8 billion in 181 real estate properties and mortgages as of June 30, 2008, excluding assets classified as held for sale and including investments in three unconsolidated limited liability companies. The Company’s 174 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 24 states, totaling approximately 10.8 million square feet. The Company provides property management services to approximately 7.2 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-
looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange
Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors,” and as may be updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-
looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

REVENUES
Master lease rent	$14,787	$14,456	$30,238	$29,354
Property operating	34,886	31,803	68,911	63,343
Straight-line rent	(137)	9	(204)	43
Mortgage interest	542	460	1,067	812
Other operating	4,990	4,786	9,226	9,782

	55,068	51,514	109,238	103,334

EXPENSES
General and administrative	5,863	5,220	11,908	11,395
Property operating	20,112	18,179	39,135	36,163
Bad debts, net of recoveries	115	77	333	82
Interest	11,209	12,153	22,407	25,558
Depreciation	12,385	10,883	24,430	21,567
Amortization	575	1,204	1,169	2,620

	50,259	47,716	99,382	97,385

INCOME FROM CONTINUING OPERATIONS	4,809	3,798	9,856	5,949

DISCONTINUED OPERATIONS (2)
Income from discontinued operations	1,242	2,363	2,387	8,959
Impairments	—	—	(29)	(2,792)
Gain on sales of real estate properties	7,715	7,482	8,352	37,871

INCOME FROM DISCONTINUED OPERATIONS	8,957	9,845	10,710	44,038

NET INCOME	$13,766	$13,643	$20,566	$49,987

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.10	$0.08	$0.20	$0.13

Discontinued operations per common share	$0.18	$0.21	$0.22	$0.94

Net income per common share	$0.28	$0.29	$0.42	$1.07

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.10	$0.08	$0.20	$0.13

Discontinued operations per common share	$0.17	$0.21	$0.21	$0.92

Net income per common share	$0.27	$0.29	$0.41	$1.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	49,431,724	46,603,643	49,422,391	46,575,554

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	50,474,762	47,577,334	50,442,808	47,587,624

(1)	The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the Company reports real estate properties and related assets and liabilities to be sold as held for sale and includes the results of operations of real estate properties sold or held for sale in discontinued operations on the Company’s Condensed Consolidated Statements of Income.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$13,766	$13,643	$20,566	$49,987
Non-cash items:
Depreciation and amortization — real estate	12,721	12,262	25,276	26,265
Depreciation and amortization — other	640	560	1,204	1,131
Provision for bad debt, net of recoveries	115	77	331	82
Impairments	—	—	29	2,792
Straight-line rent receivable	134	(34)	199	(95)
Straight-line rent liability	43	285	86	1,095
Equity in (income) losses from unconsolidated LLCs	(116)	155	148	252
Consolidated losses from variable interest entities	—	188	—	394
Stock-based compensation	1,107	954	2,403	2,666
Provision for deferred post-retirement benefits	818	522	1,654	1,038
Gain on repurchase of notes payable	(9)	—	(9)	—
Other non-cash items	133	33	439	78

Total non-cash items	15,586	15,002	31,760	35,698

Other items:
Accounts payable and accrued liabilities	(7,465)	(8,518)	(3,686)	(6,777)
Other liabilities	(2,075)	3,433	(2,810)	3,605
Other assets	(508)	(2,141)	5,866	(2,210)
Gain on sales of real estate properties	(7,715)	(7,482)	(8,352)	(37,871)
State income taxes paid, net of refunds	(621)	(25)	(621)	(41)

Total other items	(18,384)	(14,733)	(9,603)	(43,294)

Net cash provided by operating activities	10,968	13,912	42,723	42,391

Cash flows from investing activities:
Acquisition and development of real estate properties	(18,134)	(20,157)	(37,694)	(37,963)
Funding of mortgages and notes receivable	(5,916)	(145)	(7,181)	(4,071)
Distributions received from unconsolidated LLCs	444	262	867	524
Proceeds from sales of real estate	18,625	171,494	22,040	281,699
Proceeds from mortgage and notes receivable repayments	43	52,512	79	65,519

Net cash provided by (used in) investing activities	(4,938)	203,966	(21,889)	305,708

Cash flows from financing activities:
Borrowings on notes and bonds payable	64,000	232,000	90,000	304,839
Repayments on notes and bonds payable	(50,918)	(195,788)	(69,825)	(365,661)
Repurchase of notes payable	(5,332)	—	(5,332)	—
Special dividend paid	—	(227,157)	—	(227,157)
Quarterly dividends paid	(19,534)	(31,602)	(39,067)	(63,165)
Proceeds from issuance of common stock	176	1,494	361	1,767
Common stock redemption	(282)	(16)	(282)	(30)
Credit facility amendment fee	(326)	—	(326)	—

Net cash used in financing activities	(12,216)	(221,069)	(24,471)	(349,407)

Decrease in cash and cash equivalents	(6,186)	(3,191)	(3,637)	(1,308)
Cash and cash equivalents, beginning of period	11,068	3,833	8,519	1,950

Cash and cash equivalents, end of period	$4,882	$642	$4,882	$642

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net Income	$13,766	$13,643	$20,566	$49,987

Gain on sales of real estate properties	(7,715)	(7,482)	(8,352)	(37,871)
Real estate depreciation and amortization	13,150	12,699	26,423	27,070

Total adjustments	5,435	5,217	18,071	(10,801)

Funds From Operations — Basic and Diluted	$19,201	$18,860	$38,637	$39,186

Funds From Operations Per Common Share — Basic	$0.39	$0.40	$0.78	$0.84

Funds From Operations Per Common Share — Diluted	$0.38	$0.40	$0.77	$0.82

Weighted Average Common Shares Outstanding — Basic	49,431,724	46,603,643	49,422,391	46,575,554

Weighted Average Common Shares Outstanding — Diluted	50,474,762	47,577,334	50,442,808	47,587,624

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (1):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
June 30, 2008
Net Income	$13,766

Gain on sales of real estate properties	(7,715)
Total non-cash items included in cash flows from operating activities (2)	15,586

Funds Available For Distribution	$21,637

Funds Available For Distribution Per Common Share — Diluted	$0.43

Weighted Average Common Shares Outstanding — Diluted	50,474,762

(1)	Funds From Operations (“FFO”) and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(2)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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